                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Carter -- Wallace, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              CARTER-WALLACE, INC.
                          1345 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10105
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 20, 1999
                            ------------------------

     The Annual Meeting of Stockholders of Carter-Wallace, Inc. will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, July 20, 1999, at 1:00 P.M., Eastern Daylight time, for the following purposes:

     1. To elect directors;

     2. To consider and take action upon the ratification of the appointment by the Board of Directors of KPMG LLP as independent auditors for the Company for the current fiscal year;

     3. To consider and take action upon an amendment of the Company's 1996 Long-Term Incentive Plan (the "LTIP") to increase by 4,500,000 shares the number of shares of Common Stock that may be delivered or purchased pursuant to awards made under the LTIP; and

     4. To transact any other business that may properly come before the meeting.

     Only holders of record of Common Stock and Class B Common Stock at the close of business on June 7, 1999 will be entitled to vote at the meeting.

     To assure your representation at the meeting, please date, sign and mail promptly the accompanying proxy, for which a postpaid return envelope is provided. Please return the proxy in a timely fashion to save the Company the expense of an additional mailing of the proxy materials.

                                          STEPHEN R. LANG
                                               Secretary

New York, New York
June 18, 1999

                              CARTER-WALLACE, INC.
                          1345 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10105
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 20, 1999
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Carter-Wallace, Inc. (the "Company") of proxies for use at the Company's 1999 Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, July 20, 1999, at 1:00 P.M., Eastern Daylight Time, and at any adjournment thereof. The date of mailing of this Proxy Statement and the accompanying proxy is on or about June 18, 1999.

     At the Meeting, all shares represented by a properly executed proxy in the accompanying form (which has not been revoked) will be voted and, where instructions are specified, will be voted in accordance with such specifications. Where instructions are not specified, the shares represented by such proxy will be voted (a) FOR the election of each of the nominees for director named in this Proxy Statement, (b) FOR the ratification of the appointment of KPMG LLP as independent auditors for the Company and (c) FOR the proposal to amend the Company's 1996 Long-Term Incentive Plan (the "LTIP"). If any nominee for election as a director should be unable to serve, which is not presently anticipated, proxies will be voted for a nominee designated by the Board of Directors. In addition, proxies will be voted in the discretion of the proxy holders with respect to such other business that may properly come before the Meeting.

     Any proxy may be revoked by a stockholder by a written communication to the Secretary of the Company delivered prior to or at the Meeting, to the extent the proxy has not theretofore been voted. Sending in a signed proxy will not affect a stockholder's right to attend the Meeting and to vote in person.

                                 VOTING RIGHTS

     On each matter submitted to a vote at the Meeting, (i) each holder of Common Stock, par value $1.00 per share, of the Company ("Common Stock") is entitled to one (1) vote for each such share registered in his name at the close of business on June 7, 1999, the record date stated in the Notice of Annual Meeting of Stockholders (the "Record Date"), and (ii) each holder of Class B Common Stock, par value $1.00 per share, of the Company ("Class B Common Stock") is entitled to ten (10) votes for each such share registered in his name at the close of business on the Record Date. As of the Record Date, the Company had 32,678,381 shares of Common Stock outstanding and entitled to vote and 12,303,718 shares of Class B Common Stock outstanding and entitled to vote. On all actions to be taken at the Meeting, holders of Common Stock and holders of Class B Common Stock vote together as a single class. On the Record Date, officers and directors of the Company and members of their immediate families owned an aggregate of 11,931,503 shares of Common Stock, representing 36.51% of the outstanding shares of Common Stock, and an aggregate of 11,799,630 shares of Class B Common Stock, representing 95.90% of the outstanding shares of Class B Common Stock; such holdings represent 83.44%, in the aggregate, of the voting power of the shares entitled to vote at the Meeting. See "STOCK OWNERSHIP."

                                STOCK OWNERSHIP

     As used in this Proxy Statement, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (that is, the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this Proxy Statement, a person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date through the exercise of an option or similar right or otherwise and of any security held in the name of such person's spouse or minor children.

     As of the Record Date, the only persons known to the Company who beneficially owned more than 5% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock were The CPI Development Corporation ("CPI") and its directors and stockholders and Mario J. Gabelli and Marc J. Gabelli and various entities directly or indirectly controlled by them or for which one of them acts as chief investment officer. CPI is a personal holding company, the assets of which consist of 11,754,000 shares of Common Stock, which represent 35.97% of the outstanding shares of Common Stock, and 11,754,000 shares of Class B Common Stock, which represent 95.53% of the outstanding shares of Class B Common Stock. The directors of CPI are Henry H. Hoyt, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, and Richard L. Cruess, M.D. and Suzanne H. Garcia, each of whom is currently a director of the Company. Henry H. Hoyt, Jr., Richard L. Cruess and Suzanne H. Garcia are the beneficial owners of substantially all the outstanding voting securities of CPI.

     The table below sets forth certain information as to shares of Common Stock and Class B Common Stock beneficially owned as of the Record Date (unless otherwise noted) by persons who beneficially own more than 5% of either class, each director named under "ELECTION OF DIRECTORS," each executive officer named in the Summary Compensation Table under "EXECUTIVE COMPENSATION AND OTHER INFORMATION" and the directors and executive officers of the Company as a group. Such ownership information is based upon information furnished by such persons. Except as otherwise indicated, such persons have sole voting and investment power with respect to such shares.

                                                                             CLASS B
                                                COMMON          PERCENT       COMMON        PERCENT
NAME AND ADDRESS                                STOCK         OF CLASS(1)     STOCK       OF CLASS(1)
----------------                              ----------      -----------   ----------    -----------
THE CPI DEVELOPMENT CORPORATION.............  11,754,000         35.97%     11,754,000       95.53%
  103 Springer Building
  3411 Silverside Road
  Wilmington, Delaware 19810
MARIO J. GABELLI and MARC J. GABELLI........   6,133,750(2)      18.77%
  One Corporate Center
  Rye, New York 10580-1434
HENRY H. HOYT, JR...........................  12,195,651(3)(4)    36.97%    11,785,530(3)    95.79%
  1345 Avenue of the Americas
  New York, New York 10105
RICHARD L. CRUESS, M.D......................  11,763,300(3)      36.00%     11,763,300(3)    95.61%
  1110 Pine Avenue West
  Montreal, H3A 1A3
  Quebec, Canada
SUZANNE H. GARCIA...........................  11,773,800(3)      36.03%     11,776,800(3)    95.72%
  P.O. Box 5040
  Santa Fe, New Mexico 87502
T. ROSIE ALBRIGHT...........................      75,030(4)
DAVID M. BALDWIN............................       3,000
SCOTT C. HOYT...............................         324
STEPHEN R. LANG.............................      38,863(4)
RALPH LEVINE................................     181,885(4)
HERBERT M. RINALDI..........................       9,000
HERBERT SOSMAN..............................      86,983(4)
PAUL A. VETERI..............................     175,485(4)
All directors and executive officers of the
  Company as a group (22 persons)...........  13,085,750(3)(4)    38.68%    11,799,630(3)    95.90%

---------------
(1) Ownership percentages representing less than one percent of the class outstanding have been omitted.

(2) Based solely upon information contained in Amendment No. 12 to Schedule 13D, dated April 20, 1999, filed with the Securities and Exchange Commission. The shares are beneficially owned by Mario J. Gabelli and Marc J. Gabelli and various entities that they directly or indirectly control or for which one of them acts as chief investment officer.

(3) Includes the number of shares of Common Stock and of Class B Common Stock, as the case may be, owned of record by CPI as to which Henry H. Hoyt, Jr., Richard L. Cruess and Suzanne H. Garcia are deemed to have shared beneficial ownership by virtue of their relationships with CPI. Also includes 9,000 shares of Common Stock and 9,000 shares of Class B Common Stock held in trust under the will of Kate Good Orcutt; Henry H. Hoyt, Jr. and Suzanne H. Garcia are trustees and beneficiaries of the trust and Richard L. Cruess is a trustee of the trust and, as such, are deemed to have shared beneficial ownership of such shares. Henry H. Hoyt, Jr., Richard L. Cruess and Suzanne
    H. Garcia each disclaim beneficial ownership of the shares of Common Stock and Class B Common Stock owned by CPI and such trust.

(4) Includes 309,172 shares of Common Stock for Henry H. Hoyt, Jr., 75,032 shares for T. Rosie Albright, 38,863 shares for Stephen R. Lang, 178,885 shares for Ralph Levine, 86,983 shares for Herbert Sosman and 170,385 shares for Paul A. Veteri, respectively, and 1,154,247 shares for all directors and executive officers as a group, including the persons named above, that may be acquired within 60 days of the Record Date upon exercise of options granted to such persons under the LTIP. Does not include 228,796 shares of Common Stock in the case of Henry H. Hoyt, Jr., 43,104 shares in the case of
    T. Rosie Albright, 34,646 shares in the case of Stephen R. Lang, 145,472 shares in the case of Ralph Levine, 37,843 shares in the case of Herbert Sosman and 132,876 shares in the case of Paul A. Veteri, respectively, and 846,574 shares in the case of all directors and executive officers as a group, including the persons named above, awarded under the LTIP and the Company's Restricted Stock Award Plan that are subject to forfeiture under certain conditions.

                             ELECTION OF DIRECTORS

     Eight directors will be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected. Shares represented by proxies solicited by the Board of Directors will, unless otherwise specified thereon, be voted for the election of the nominees named below, each of whom is presently a director. All nominees for director were elected at the last annual meeting of stockholders.

                                                              DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION AND OTHER INFORMATION          SINCE
-----------------------------------------------------         --------
DAVID M. BALDWIN; 70........................................    1990
  Chairman of the Board, David M. Baldwin Realty Co., Inc.
  since February 28, 1994.
RICHARD L. CRUESS, M.D.; 69.................................    1977
  Professor of Surgery, Center for Medical Education, McGill
  University, Montreal, Quebec, Canada since June 1995;
  Dean, Faculty of Medicine, McGill University, Montreal,
  Quebec, Canada from prior to June 1993 to May 1995.
SUZANNE H. GARCIA; 64.......................................    1997
  Owner, La Tierra Beneficiaries (real estate development)
  and Santa Fe Ranch since prior to June 1994(2).
HENRY H. HOYT, JR.; 71......................................    1955
  Chairman of the Board of Directors and Chief Executive
  Officer of the Company since prior to June 1994(1)(2).
SCOTT C. HOYT; 46...........................................    1988
  Vice President, New Products, Carter Products Division
  since prior to June 1994.
RALPH LEVINE; 63............................................    1990
  President and Chief Operating Officer of the Company since
  April 1, 1997; Vice President, Secretary and General
  Counsel of the Company for more than five years prior to
  April 1, 1997(1).
HERBERT M. RINALDI; 70......................................    1977
  Of Counsel to the firm of Carella, Byrne, Bain, Gilfillan,
  Cecchi, Stewart & Olstein (attorneys), of which he was a
  Partner for more than five years prior to December 31,
  1996(3).
PAUL A. VETERI; 57..........................................    1990
  Executive Vice President and Chief Financial Officer of
  the Company since April 1, 1997, Vice President, Finance
  and Chief Financial Officer of the Company for more than
  five years prior to April 1, 1997(1).

---------------
(1) Member of the Executive Committee.

(2) Henry H. Hoyt, Jr. and Suzanne H. Garcia are siblings. Scott C. Hoyt is the nephew of Henry H. Hoyt, Jr. and Suzanne H. Garcia. There are no other family relationships among the directors and officers of the Company.

(3) The firm of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein performed legal services for the Company in the fiscal year ended March 31, 1999 ("fiscal 1999").

     Directors will be elected by the vote of a majority of the votes of the outstanding shares of Common Stock and Class B Common Stock voting as one class. Votes that are withheld and broker non-votes will have the same effect as negative votes in the election.

                       BOARD OF DIRECTORS AND COMMITTEES

     In fiscal 1999, the Board of Directors held ten meetings. The Board of Directors has appointed an Audit Committee, an Executive Committee, a Nominating Committee and a Compensation Committee.

     The Audit Committee, composed of Herbert M. Rinaldi, Chairman, and David M. Baldwin, held four meetings in fiscal 1999. The Audit Committee meets with the Company's independent auditors, the Company's internal audit personnel and other corporate officers on matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of the Company's financial, accounting and operational controls and the scope of the audits of both the independent and internal auditors, and reviews and reports to the Board of Directors the results of such audits and its recommendations relating to the appointment of independent auditors, financial reporting and accounting practices and policies.

     The Nominating Committee, composed of David M. Baldwin, Chairman, Richard
L. Cruess, M.D. and Herbert M. Rinaldi, met once in fiscal 1999. The Nominating Committee identifies and recommends candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Such nominations for directors to be elected at the 2000 Annual Meeting of Stockholders should be furnished in writing to the Secretary of the Company by February 18, 2000 and should indicate the nominee's name, age and business experience.

     The Compensation Committee, composed of Richard L. Cruess, M.D., Chairman, David M. Baldwin, Suzanne H. Garcia and Herbert M. Rinaldi, met once in fiscal 1999. The Compensation Committee is empowered to make recommendations to the Board with respect to the base salary of the two senior officers of the Company.

     All of the Company's directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The Summary Compensation Table shows certain information for the Company's Chief Executive Officer and each of the five other most highly compensated executive officers of the Company (the "Named Executives") for services rendered in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                              ANNUAL COMPENSATION                      COMPENSATION AWARDS
                                ------------------------------------------------   ----------------------------
                                                                                     RESTRICTED      SECURITIES
                                FISCAL                            OTHER ANNUAL      AND DEFERRED     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY      BONUS     COMPENSATION(1)   STOCK AWARDS(2)   OPTIONS(#)   COMPENSATION(3)
---------------------------     ------   ----------   --------   ---------------   ---------------   ----------   ---------------
Henry H. Hoyt, Jr.............   1999    $1,281,400   $794,500      $ 60,942         $1,236,971       277,774       $   31,548
  Chairman of the Board,         1998     1,232,100    639,100        60,851          1,122,605       267,088           32,133
  Chief Executive Officer        1997     1,140,800    641,700        63,075            477,090       141,360           22,816
  and Director
Ralph Levine..................   1999    $  884,000   $548,100      $ 68,905         $  853,343       191,628       $   18,886
  President and Chief
  Operating                      1998       850,000    478,100        48,175            774,470       184,260           18,481
  Officer and Director(4)        1997       625,000    367,500        56,933            292,680        86,720           12,500
Paul A. Veteri................   1999    $  780,000   $483,600      $ 55,113         $  752,952       169,084       $   16,764
  Executive Vice President,      1998       750,000    421,900        54,427            683,345       162,580           15,647
  Chief Financial Officer        1997       600,000    341,300        51,769            271,890        80,560           12,000
  and Director(5)
Herbert Sosman................   1999    $  402,450   $310,700      $ 67,931         $       --            --       $1,122,165
  Vice President,                1998       521,000    273,500        78,861            127,150        30,252           13,466
  Pharmaceuticals, U.S.(6)       1997       491,500    258,000        64,687            154,170        45,680            9,830
T. Rosie Albright.............   1999    $  454,500   $268,400      $104,262         $  186,176        41,806       $    8,282
  Vice President,                1998       432,667    236,300        50,306            109,820        26,129            5,944
  Consumer Products, U.S.        1997       408,000    222,600        61,250            133,110        39,440            3,264
Stephen R. Lang...............   1999    $  437,792   $234,300      $ 44,970         $  366,416        81,141       $    5,614
  Vice President, Secretary      1998       425,058    206,400        32,098            197,450        57,440            1,513
  and General Counsel(7)

---------------
(1) Included in this amount in fiscal 1999 was $22,502, $29,878, $24,906, $30,454, $84,099 and $21,532 for Mr. Hoyt, Mr. Levine, Mr. Veteri, Mr. Sosman, Ms. Albright and Mr. Lang, respectively, relating to withholding taxes paid by the Company on the employee's behalf in respect of certain perquisites and other taxable benefits. Also included is $17,791, $18,373, $17,368, $17,708, $13,503 and $17,838 for Mr. Hoyt, Mr. Levine, Mr. Veteri,
    Mr. Sosman, Ms. Albright and Mr. Lang, respectively, representing the imputed annual income related to a Company provided automobile.

(2) On March 31, 1999, Mr. Hoyt held 228,796 shares of restricted and/or deferred stock awarded under the LTIP, the market value of which was $4,118,328, Mr. Levine held 145,472 shares of LTIP stock, the market value of which was $2,618,496, Mr. Veteri held 132,876 shares of LTIP stock, the market value of which was $2,391,768, Mr. Sosman held 37,843 shares of LTIP stock, the market value of which was $681,174, Ms. Albright held 43,104 shares of LTIP stock, the market value of which was $775,872 and Mr. Lang held 34,646 shares, the market value of which was $623,628. Dividends accumulated since the date of grant are paid to the recipient of the award at vesting.

(3) Includes Company contributions vested pursuant to the Supplemental Retirement and Savings Plan and the Executive Savings Plan and, with respect to fiscal 1998 and 1999 , premiums paid by the Company with respect to the term life portion of split-dollar life insurance policies with respect to the Named Executives. The Named Executives do not have any interest in the cash surrender value under such policies. The vested contributions to the Supplemental Retirement Savings Plan and the Executive Pension Benefits Plans for each Named Executive for fiscal 1999 are as follows: Mr.
    Hoyt -- $25,625; Mr. Levine -- $17,197; Mr. Veteri -- $15,550; Mr.
    Sosman -- $3,278; Ms. Albright -- $7,270 and Mr. Lang -- $3,496. The premiums paid with respect to the term life portion of the split-dollar insurance for each Named Executive for fiscal 1999 are as follows: Mr.
    Hoyt -- $5,923; Mr. Levine -- $1,689; Mr. Veteri -- $1,214; Mr.
    Sosman -- $3,675; Ms. Albright -- $1,012 and Mr. Lang -- $2,118. Also includes $1,115,212 paid to Mr. Sosman in connection with his retirement, including $1,020,275 of separation pay equal to the present value of two years' salary and $94,937 of vacation pay.

(4) Mr. Levine was appointed President and Chief Operating Officer effective April 1, 1997. Prior to that date, he served as Vice President, Secretary and General Counsel of the Company.

(5) Mr. Veteri was appointed Executive Vice President and Chief Financial Officer effective April 1, 1997. Prior to that date, he served as Vice President, Finance and Chief Financial Officer of the Company.

(6) Mr. Sosman retired on December 31, 1998.

(7) Mr. Lang was appointed Vice President, Secretary and General Counsel of the Company effective April 1, 1997.

     The following table contains information concerning options to purchase shares of the Company's Common Stock granted to the Named Executives pursuant to the LTIP during fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE VALUE AT
                                                                                      ASSUMED ANNUAL RATES OF STOCK PRICE
                                            INDIVIDUAL GRANTS                           APPRECIATION FOR OPTION TERM(3)
                          -----------------------------------------------------   -------------------------------------------
                          NUMBER OF     % OF TOTAL
                          SECURITIES     OPTIONS
                          UNDERLYING    GRANTED TO      EXERCISE
                           OPTIONS     EMPLOYEES IN      PRICE       EXPIRATION   AT 0% ANNUAL   AT 5% ANNUAL   AT 10% ANNUAL
NAME                      GRANTED(#)   FISCAL 1999    ($/SHARE)(1)    DATE(2)     GROWTH RATE    GROWTH RATE     GROWTH RATE
----                      ----------   ------------   ------------   ----------   ------------   ------------   -------------
Henry H. Hoyt, Jr.......   277,774        23.29%         $17.81       11/01/08        -0-         $3,111,676     $7,885,598
Ralph Levine............   191,628        16.07%         $17.81       11/01/08        -0-         $2,146,652     $5,440,039
Paul A. Veteri..........   169,084        14.18%         $17.81       11/01/08        -0-         $1,894,110     $4,800,047
T. Rosie Albright.......    41,806         3.51%         $17.81       11/01/08        -0-         $  468,319     $1,186,811
Stephen R. Lang.........    40,571         3.40%         $18.31        4/01/08        -0-         $  467,241     $1,184,081
                            40,570         3.40%         $17.81       11/01/08        -0-         $  454,473     $1,151,723

---------------
(1) Market price of the stock on the date of grant.

(2) These options will become exercisable at the rate of 25% of the total award in each year commencing on the first anniversary of the date of the grant.

(3) The dollar amounts under these columns are the results of calculations at 0% and at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of Common Stock. Stockholders are, therefore, cautioned against drawing any conclusion from the appreciation data shown. Optionees will only realize value from these grants if the price of Common Stock appreciates, which would benefit all stockholders commensurately. The Company did not use an alternative formula for grant valuation as it is not aware of any formula that will determine, with reasonable accuracy, a present value based on future unknown or volatile factors.

     No options were exercised by the Named Executives during fiscal 1999. The following table sets forth information with respect to the unexercised options held by them at March 31, 1999.

                         FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SHARES OF
                                              COMMON STOCK UNDERLYING           VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                AT MARCH 31, 1999(#)          AT MARCH 31, 1999($)(1)
                                            ----------------------------    ----------------------------
NAME                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                        -----------    -------------    -----------    -------------
Henry H. Hoyt, Jr.........................    309,172         606,010       $1,127,162       $851,288
Ralph Levine..............................    178,885         403,003       $  630,027       $521,892
Paul A. Veteri............................    170,385         361,119       $  609,731       $484,496
Herbert Sosman............................     86,983          64,389       $  352,226       $209,878
T. Rosie Albright.........................     75,032          97,383       $  303,812       $188,955
Stephen R. Lang...........................     14,360         124,221       $   61,030       $190,697

---------------
(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock on the New York Stock Exchange on March 31, 1999 with respect to those options for which such closing price exceeded the exercise price.

     The Employees' Retirement Plan of Carter-Wallace, Inc. (the "Retirement Plan") is a noncontributory defined benefit plan. The Retirement Plan provides for a pension payable upon retirement at age 65 in an amount calculated on the basis of the number of years of credited service and the individual's average covered compensation during the five consecutive highest paid years in the ten-year period immediately preceding the individual's retirement date. Covered compensation does not include deferred compensation or other incentive compensation. The Retirement Plan permits early retirement and deferred retirement under specified conditions.

     Amounts payable under the Retirement Plan may not exceed the limitation imposed by Section 415 of the Internal Revenue Code of 1986, as amended (the "Code") (currently $130,000, but subject to periodic cost-of-living adjustments, or the individual's average covered compensation for his three highest paid years, whichever is less) and the amount of credited compensation which may be taken into account in the computation of pension benefits may not exceed the amount permitted under Section 401(a)(17) of the Code (currently $160,000, subject to cost-of-living adjustments). Amounts shown in the table below include benefits in excess of such limitations that are payable under the Executive Pension Benefits Plan and the Executive Pension Benefits Core Plan (collectively, the "Executive Pension Benefits Plans") described below.

     The Executive Pension Benefits Plans are unfunded plans that provide for the payment of vested pension benefits that would otherwise be payable under the Retirement Plan but for the limitations of Sections 415 and 401(a)(17) of the Code and the exclusion from covered compensation of amounts deferred under the Executive Savings Plan and that mitigate the reduction in retirement benefits of corporate officers who elect early retirement. Corporate officers' covered compensation used in calculating benefits under the Executive Pension Benefits Plans includes accrued bonuses.

                               PENSION PLAN TABLE

    COVERED      10 YEARS     20 YEARS      30 YEARS      40 YEARS      50 YEARS
  COMPENSATION   SERVICE      SERVICE       SERVICE       SERVICE       SERVICE
  ------------   --------    ----------    ----------    ----------    ----------
   $  600,000    $116,705    $  233,410    $  351,762    $  471,762    $  591,762
   $  800,000    $156,705    $  313,410    $  471,762    $  631,762    $  791,762
   $1,000,000    $196,705    $  393,410    $  591,762    $  791,762    $  991,762
   $1,200,000    $236,705    $  473,410    $  711,762    $  951,762    $1,191,762
   $1,400,000    $276,705    $  553,410    $  831,762    $1,111,762    $1,391,762
   $1,600,000    $316,705    $  633,410    $  951,762    $1,271,762    $1,591,762
   $1,800,000    $356,705    $  713,410    $1,071,762    $1,431,762    $1,791,762
   $2,000,000    $396,705    $  793,410    $1,191,762    $1,591,762    $1,991,762
   $2,200,000    $436,705    $  873,410    $1,311,762    $1,751,762    $2,191,762
   $2,400,000    $476,705    $  953,410    $1,431,762    $1,911,762    $2,391,762
   $2,600,000    $516,705    $1,033,410    $1,551,762    $2,071,762    $2,591,762

     The above table shows the estimated annual benefits payable on retirement to eligible employees, including officers and directors, under the Retirement Plan and the Executive Pension Benefits Plans as in effect on March 31, 1999. Amounts shown are based on the assumptions that the Retirement Plan and the Executive Pension Benefits Plans remain in effect without change and that the individual receives a straight life benefit with no reduction to allow for payment to a surviving spouse, as is permitted by the Retirement Plan and the Executive Pension Benefits Plans.

     The above computation of benefits assumes continued employment to at least age 65 and covered compensation as described above. Amounts shown are before applicable federal and state income taxes payable by the recipient and are net of a portion of applicable Social Security benefits received. The portion of the benefits accrued as of September 30, 1980 is subject to annual cost-of-living adjustments.

     Current covered remuneration and credited years of service for purposes of the Retirement Plan and the Executive Pension Benefits Plans for each Named Executive are $2,075,900 and 47 years for Mr. Hoyt; $1,432,100 and 35 years for Mr. Levine; $1,263,600 and 22 years for Mr. Veteri; $722,900 and three years for Ms. Albright and $672,092 and two years for Mr. Lang.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. Levine and Veteri and Ms. Albright.

     The employment agreements with Mr. Levine and Mr. Veteri provide for their employment at base salaries of not less than $884,000 and $780,000, respectively. Pursuant to these agreements, each of Mr. Levine and Mr. Veteri will be entitled to certain additional payments if his employment is terminated by the Company for any reason other than for cause or is terminated by him as a result of a diminution in his position, authority, duties or responsibilities or in certain other circumstances. In such event, Mr. Levine or Mr. Veteri, as the case may be, shall receive a lump sum payment equal to three times the sum of his annual base salary at the time of termination and the greater of 100% of the target bonus for the year of termination or the highest bonus earned by him in any of the three preceding years. In addition, he shall receive an increased benefit under the Company's Executive Pension Benefits Plan based on his final salary and bonus as determined above and credit for five additional years of service and, in the case of Mr. Veteri, five additional years of age, and he and his family will be eligible to continue to participate in certain benefit programs, including medical and life insurance, for three years following termination or such longer period as an applicable plan or program provides. Mr. Levine and Mr. Veteri will be made whole on an after-tax basis in the event any excise tax becomes payable on such payments and other amounts they are entitled to receive from the Company.

     Ms. Albright's employment agreement provides for her employment at a base salary of at least $400,000 per year through December 3, 2000.

     In addition to the base salary provided for under the employment agreements, such persons are entitled to annually determined bonus payments pursuant to the Company's Profit Sharing Plan. The actual cash compensation paid to such persons with respect to fiscal 1999 is disclosed in the Summary Compensation Table.

     The Company has also entered into agreements with certain executive officers, including Ms. Albright and Mr. Lang, that provide for continuation of their employment for two years in the event of a Change in Control of the Company. During such two-year period, they will be entitled to receive a salary equal to the highest annual base salary for any of the three fiscal years immediately preceding the Change in Control and an annual bonus equal to the greater of 100% of the target bonus for the year in which the Change in Control occurs or the highest bonus earned during the three-year period preceding the Change in Control and to receive benefits at least equal to those in effect at the time the Change in Control occurs. If employment is terminated by the Company for any reason other than for cause or is terminated by the officer as a result of a diminution in position, authority, duties or responsibilities or in certain other circumstances, the Company shall be obligated to pay such officer a lump sum payment equal to two times the annual salary and bonus determined in the manner described above and an increased benefit under the Company's Executive Pension Benefits Plan based on final salary and bonus as determined above and credit for three additional years of service and treating such benefit as fully vested. In addition, the Company will continue the benefits specified above for a two-year period following termination of employment or such longer period as an applicable plan or program provides. The executive officers will be made whole on an after-tax basis in the event any excise tax becomes payable on such payments and other amounts they are entitled to receive from the Company.

     Pursuant to the LTIP, outstanding awards of restricted and deferred stock become fully vested and outstanding options become immediately exercisable upon the occurrence of a Change in Control of the Company. In addition, upon termination of employment following a Change in Control, options will remain exercisable for the balance of their term and, upon exercise of an option within one year after the occurrence of a Change in Control, the optionee will be entitled to receive, in addition to the shares of Common Stock thereby purchased, a cash payment in respect of each such share equal to the excess, if any, of the highest price paid or offered for the Common Stock during the six-month period preceding the Change in Control over the market price of the Common Stock on the date of exercise.

     A Change in Control also results in the immediate vesting and payment of benefits under the Executive Pension Benefits Plans and, in the case of certain officers (including certain of the Named Executives), the elimination of early retirement reductions. Participants will be made whole on an after-tax basis in the event any excise tax becomes payable as a result of the payment of benefits under the Executive Pension Benefits Plan.

     Change in Control is defined for purposes of the LTIP, the Executive Pension Benefits Plans and the agreements described above with certain executive officers as the acquisition by any person, other than a member of the Hoyt family or trusts for the benefit of or parties controlled by them, of (i) more than 25% of the voting power of the Company's outstanding securities, (ii) certain changes in the composition of the Company's Board of Directors, (iii) certain business combination transactions or (iv) any other event that the Board of Directors determines, in its discretion, would materially alter the structure of the Company or its ownership.

COMPENSATION OF DIRECTORS

     Directors, other than those who are salaried employees of the Company, receive an annual fee of $45,000 for serving on the Board of Directors and a fee of $500 for each meeting of the Audit Committee that they attend. Dr. Cruess and Mr. Rinaldi each received a fee of $10,417 in fiscal 1999 for serving on a special committee of the Board. Directors who are salaried employees of the Company receive a fee of $250 for each meeting of the Board of Directors that they attend.

     The Company entered into a three-year consulting agreement effective as of April 1, 1997 with Daniel J. Black, who was President and Chief Operating Officer of the Company for more than five years prior to March 28, 1997, providing for an annual fee of $400,000, pursuant to which he rendered consulting and advisory services relating to subjects assigned to him by the Company. The consulting agreement was terminated on September 16, 1998 upon Mr. Black's resignation as a director. Mr. Black had received $183,333 under the consulting agreement in fiscal 1999 prior to its termination.

REPORT ON EXECUTIVE COMPENSATION

  General

     The Company's Compensation Committee, consisting of Messrs. Baldwin, Cruess (Chairman) and Rinaldi and Mrs. Garcia, non-employee Directors of the Company, makes recommendations to the Board of Directors with respect to the base salaries of the Company's Chief Executive Officer and its President and Chief Operating Officer. The base salary of the Company's Chief Executive Officer and its President are determined by the entire Board of Directors after consideration of the recommendation of the Compensation Committee. The compensation of all other executive officers is recommended to the Board for its determination by the Company's Executive Committee.

     The Company's compensation program for its executive officers consists of the following significant components: annually determined salary; annually determined bonus payments pursuant to the Company's Profit Sharing Plan; and periodic grants of restricted and/or deferred stock and stock options. The elements of the Company's compensation are designed with different purposes in mind. Salary and bonus payments are primarily intended to compensate for current and past performance. Restricted and/or deferred stock and stock options are awarded in an effort to provide a strong incentive for outstanding long-term performance. The restricted and/or deferred stock is forfeitable generally if the executive leaves the Company prior to four years from the date on which the restricted and/or deferred stock was awarded or if such executive is terminated for cause. Awards of restricted and/or deferred stock and stock options are directly tied to the interests of the Company's shareholders, inasmuch as the value of the restricted and/or deferred stock will increase or decrease based upon the future price of the Company's stock and the options will be of value to the holder only if the future price of the Company's stock exceeds the price at which the options are exercisable.

     In determining the amount and the form of the executive compensation package for fiscal 1999, the Compensation Committee and the Board considered the Company's overall performance over a number of years rather than considering any single year. The Compensation Committee also considered the objectives the Company desires to achieve in the future as well as the challenges with which the Company would be confronted. Given this overall view, the Compensation Committee considered several specific factors. They included continued efforts to acquire and market new drugs, continued efforts to license the Company's products to others and continued efforts to upgrade the Company's management of its inventory and thus improve the Company's working capital and cash flow. However, in making the compensation determination, no specific weight was given to any one factor. In December 1995, the Company adopted the LTIP, under which certain key employees of the Company have been granted awards of restricted and/or deferred stock and options to purchase the Company's Common Stock, as indicated above.

  Chief Executive Officer Compensation

     The compensation of Henry H. Hoyt, Jr., the Company's Chief Executive Officer, in fiscal 1999 consisted of salary and bonus payments. In determining Mr. Hoyt's fiscal 1999 base salary, the Compensation Committee granted a merit increase in annual salary of 4%.

     Submitted by the Company's Board of Directors:

  David M. Baldwin           Scott C. Hoyt
  Richard L. Cruess, M.D.    Ralph Levine
  Suzanne H. Garcia          Herbert M. Rinaldi
  Henry H. Hoyt, Jr.         Paul A. Veteri

TAX DEDUCTION CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits to $1 million the Company's deduction for compensation paid in any taxable year to the Company's Chief Executive Officer and the Named Executives, subject to an exception for "performance-based compensation." While compensation paid by the Company to such individuals will be subject to this deduction limit, income realized from the exercise of stock options granted under the LTIP will qualify as performance-based compensation and will be exempt from the limit.

PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total shareholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the Wilshire 5000 Index and (ii) a peer group of five companies within the Company's Standard Industry Codes (SIC) and with market capitalization similar to the Company consisting of the following companies:
Alpharma Inc., Block Drug Company, Inc., Ivax Corporation, Alberto-Culver Corporation and Del Laboratories.
[FIVE YEAR CUMULATIVE RETURN PERFORMANCE GRAPH]

                                                     CARTER-WALLACE                PEER GROUP                 WILSHIRE 5000
                                                     --------------                ----------                 -------------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                    58.50                      119.00                      113.10
'1996'                                                    82.80                      136.30                      149.60
'1997'                                                    70.40                      111.30                      172.80
'1998'                                                    92.90                      125.10                      255.30
'1999'                                                    92.50                      148.50                      288.80

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors will recommend at the Meeting that a resolution be adopted ratifying the appointment by the Board of Directors of the firm of KPMG LLP to audit the financial statements of the Company and its subsidiaries for the current fiscal year. If the stockholders do not ratify the appointment of KPMG LLP as independent auditors, the Board of Directors will consider the selection of another accounting firm. A representative of KPMG LLP is expected to be present at the Meeting, to have an opportunity to make a statement if he desires to do so and to be available to answer any questions relating to their audit of the financial statements of the Company for fiscal 1999. The fees paid to this firm by the Company and its subsidiaries for auditing services were approximately $830,000 for fiscal 1999. See "BOARD OF DIRECTORS AND COMMITTEES" for information concerning the Company's Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS RESOLUTION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

              PROPOSAL TO AMEND THE 1996 LONG-TERM INCENTIVE PLAN

     The Board of Directors has approved, subject to the approval of the stockholders, the amendment of the LTIP to increase the aggregate number of shares of Common Stock that may be delivered or purchased pursuant to awards made thereunder by 4,500,000 shares, from 4,500,000 shares to 9,000,000 shares. All but 6,159 of the shares authorized pursuant to the LTIP as originally adopted have either been issued pursuant to or are currently subject to awards made pursuant to the LTIP. In addition, awards covering an additional 87,355 shares of Common Stock were granted during fiscal 1999 to executive officers of the Company subject to the adoption of the proposed amendment, including options to purchase 8,080 shares and 2,020 shares of deferred stock awarded to Mr. Hoyt, options to purchase 5,574 shares and 1,394 shares of deferred stock awarded to Mr. Levine, options to purchase 4,919 shares and 1,230 shares of deferred stock awarded to Mr. Veteri, options to purchase 2,568 shares and 642 shares of deferred stock awarded to Ms. Albright, options to purchase 2,492 shares and 623 shares of deferred stock awarded to Mr. Lang and options to purchase 69,884 shares and 17,471 shares of deferred stock awarded to executive officers of the Company as a group, including the Named Executives. These awards are reflected in the applicable tables under the heading "EXECUTIVE COMPENSATION AND OTHER INFORMATION" above.

     The purpose of the LTIP is to advance the interests of the Company and its stockholders by providing corporate officers of the Company with a larger personal and financial interest in the success of the Company through the grant of stock-based incentive compensation. The Board of Directors believes that the LTIP has benefited the Company and its stockholders and, thus, recommends that the stockholders authorize the continuance of the LTIP by approving the proposed increase in the number of shares of Common Stock that may be delivered or purchased thereunder.

     On June 7, 1999, the closing price of the Company's Common Stock on the New York Stock Exchange was $18.125 per share.

     The adoption of the proposal to amend the LTIP to increase the aggregate number of shares of Common Stock that may be delivered or purchased pursuant to awards made thereunder requires that the number of votes cast in favor of the proposal constitute at least a majority of the votes of the outstanding shares of Common Stock and Class B Common Stock voting as one class. Abstentions and broker non-votes will have the same effect as negative votes on this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT OF THE 1996 LONG-TERM INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

     The following is a summary of the LTIP as amended by the Board of Directors and submitted to the stockholders for approval. A copy of the LTIP as proposed to be amended will be sent to stockholders upon request.

GENERAL INFORMATION ABOUT THE LTIP

     Duration of the LTIP. The LTIP will terminate on December 7, 2005 or such earlier date as the Board of Directors may determine.

     Administration. The LTIP is administered by a committee of the Board of Directors (the "Committee") that consists of at least two directors and that satisfies the provisions of Rule 16b-3 under the

Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule, and Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). Such Committee selects persons to receive awards under the LTIP, determines the amount of each award and the terms and conditions governing such award, interprets the LTIP and any awards granted thereunder, establishes rules and regulations for the administration of the LTIP and may take any other action necessary or desirable for the administration of the LTIP.

     Underlying Shares Awarded Under the LTIP. The maximum number of shares that could be delivered or purchased under the LTIP is 9,000,000 shares of Common Stock, subject to adjustment to preserve the value of an award in the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company into or with any other corporation or the reorganization of the Company. If, as a result of the termination, expiration or forfeiture of an award or otherwise, certain shares were no longer subject to an award under the LTIP, such shares would again be available for future awards under the LTIP.

     Amendment of the LTIP. The LTIP may be amended by the Board as the Board deems advisable; provided, however, that no amendment will become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary for the continued validity of the LTIP or if the failure to obtain such approval would adversely affect the compliance of the LTIP with Rule 16b-3 under the Exchange Act or any other rule or regulation. No amendment may, without the consent of a participant, impair such participant's rights under any Option previously granted under the LTIP.

AWARDS AVAILABLE UNDER THE LTIP

     Pursuant to the LTIP, awards may be granted to any corporate officer of the Company, whether or not a director. Awards shall consist of (i) options to purchase Common Stock of the Company ("Options"), (ii) restricted stock ("Restricted Stock"), (iii) deferred stock ("Deferred Stock") or (iv) a combination of the foregoing. There are currently 19 corporate officers, all of whom have previously received awards under the LTIP. Except as set forth above with respect to the awards covering 87,355 shares of Common Stock that have been made subject to the approval of the amendment of the LTIP, it is not possible to state in advance the number or identity of future grantees under the LTIP or any amounts to be awarded under the LTIP as amended.

     Options. Options awarded under the LTIP will be either Options intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options") or Options not intended to so qualify ("Nonstatutory Stock Options").

     The aggregate fair market value of Common Stock for which a participant is granted Incentive Stock Options that first become exercisable during any given calendar year will be limited to $100,000. To the extent such limitation is exceeded, an Option will be treated as a Nonstatutory Stock Option.

     No corporate officer may be granted Options during any consecutive 60-month period on more than 1,000,000 shares of Common Stock, subject to adjustment in the event of any stock dividend, stock split or the like.

     An Option may be granted for a term not to exceed ten years from the date such Option is granted. An Incentive Stock Option awarded to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not, in any event, be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     The price at which shares of Common Stock may be purchased upon the exercise of an Option is the fair market value of such shares on the date of the grant; provided, however, that an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall have a purchase price for the underlying shares equal to 110% of the fair market value of the Common Stock on the date of grant. For purposes of the LTIP, the fair market value of a share of Common Stock on a specified date is the closing price of the Common Stock on such date on the

New York Stock Exchange or, if no such sale of Common Stock occurs on such date, the fair market value of the Common Stock as determined by the Committee in good faith.

     Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an Option granted under the LTIP must be made at the time of such exercise. The LTIP provides that the purchase price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of purchase. Alternatively, an Option may be exercised in whole or in part by delivering a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes, and any other documents that the Committee deems necessary.

     During a participant's lifetime, Options granted under the LTIP will be exercisable only by such participant. Furthermore, any Options granted under the LTIP may not be transferred other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, a participant may transfer a Nonstatutory Stock Option granted under the LTIP to his or her spouse, children and/or grandchildren, or to one or more trusts for the benefit of such family members, if the agreement evidencing such Option so provides and the participant does not receive any consideration for the transfer. Any Option so transferred will be subject to the same terms and conditions that applied to such Option immediately prior to its transfer, except that it will not be further transferable by the transferee during the transferee's lifetime.

     If the Company terminates a participant's employment for "cause" (as defined in the LTIP), such participant may not exercise any Options received under the LTIP. If a participant's employment terminates by reason of retirement at any time after first becoming eligible to elect an immediate retirement benefit under the Retirement Plan or by reason of death or permanent disability, such participant's Options may be exercised at any time prior to their expiration with respect to all shares of Common Stock subject thereto. If a participant's employment terminates under any other circumstances, the Options will be exercisable for a period of three months following the date of such termination with respect only to such number of shares as to which the right of exercise had accrued at the time of termination of employment. The Board of Directors may, in its discretion, waive or modify the vesting and exercisability restrictions applicable following termination of employment but in no event may an Option be exercised after expiration of its term. Except in the event of a participant's death, an Incentive Stock Option exercised more than three months (or one year if the participant is permanently disabled) following the participant's termination of employment will be treated as a Nonstatutory Stock Option.

     The grant of an Option will have no immediate tax consequences to the participant or the Company. The exercise of a Nonstatutory Stock Option will require the participant to include in income, as compensation, the amount by which the fair market value of the acquired shares on the exercise date exceeds the purchase price. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a Nonstatutory Stock Option, a participant will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in connection with the exercise of a Nonstatutory Stock Option.

     If a participant exercises an Incentive Stock Option and does not dispose of the acquired shares within two years after the date of grant of the Option nor within one year after the date of the transfer of such shares to the participant (a "disqualifying disposition"), the participant will realize no compensation income and any gain or loss that the participant realizes on a subsequent disposition of such shares will be treated as long-term capital gain or loss. For purposes of computing the alternative minimum tax, however, the Option generally will be treated as if it were a Nonstatutory Stock Option. If a participant makes a disqualifying disposition, the participant will be required to include in income, as compensation, the lesser of (i) the difference between the purchase price and the fair market value of the acquired shares on the exercise date or (ii) the amount of gain realized on such disposition. In addition, depending on the amount received as a result of such disposition, the participant may realize long or short-term capital gain or loss. The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

     Restricted Stock. Participants who receive a Restricted Stock award are issued a certificate in respect of the shares of Common Stock covered by such award that is registered in the name of such participant and bears an appropriate legend referring to the terms, conditions and restrictions of the award. Such certificate may, in the Committee's discretion, be placed in escrow pending the vesting or forfeiture of such Restricted Stock.

     A participant who is awarded Restricted Stock will, subject to certain limitations, have all of the rights of a shareholder of the Company, including the right to vote shares. Cash dividends paid with respect to shares of Restricted Stock will be deferred and will be paid to the participant, without any interest thereon and less any amounts due to the Company, upon the vesting of such Restricted Stock.

     Prior to the vesting of shares of Restricted Stock, a participant is not permitted to sell, transfer, pledge, or assign shares of Restricted Stock, and any attempt to so sell, transfer, pledge, or assign such shares will be ineffective.

     Restricted Stock vests at the end of the four-year period commencing with the date of an award if the participant shall have remained in the employ of the Company throughout such period. If a participant's employment terminates by reason of retirement, death or permanent disability, such participant's Restricted Stock will vest immediately. If a participant, other than one who is retiring, voluntarily terminates employment or is terminated by the Company for "cause" (as defined in the LTIP), Restricted Stock held by such participant will be forfeited. If a participant's employment terminates under any other circumstances, Restricted Stock held by such participant will vest with respect to a number of shares determined by multiplying the total number of shares covered by the Restricted Stock award by a fraction, the numerator of which is equal to the number of days from the date of the award to the date of termination, and the denominator of which is 1,461; any remaining shares of Restricted Stock shall be forfeited. The Board of Directors may, in its discretion, waive or modify the vesting restrictions applicable to Restricted Stock following termination of employment.

     Deferred Stock. Deferred Stock represents the Company's unfunded promise to transfer shares of Common Stock in the future. Upon the vesting of a Deferred Stock award, a participant will be issued a stock certificate for a number of shares of Common Stock equal to the number of shares of Deferred Stock. The rights of a participant with respect to Deferred Stock are no greater than those of a general creditor of the Company.

     Prior to the vesting of shares of Deferred Stock, a participant will not be permitted to sell, transfer, pledge, or assign shares of Deferred Stock and any attempt to so sell, transfer, pledge, or assign such shares will be ineffective. An amount equal to cash dividends paid with respect to the number of shares of Common Stock covered by a Deferred Stock award is paid to a participant, without any interest thereon and less any amounts due to the Company, upon the vesting of such Deferred Stock.

     Deferred Stock vests at the end of the four-year period commencing with the date of such award if the participant shall have remained in the employ of the Company throughout such period. If a participant's employment terminates by reason of retirement, death or permanent disability, such participant's Deferred Stock will vest immediately. If a participant, other than one who is retiring, voluntarily terminates employment or is terminated by the Company for "cause" (as defined in the LTIP), Deferred Stock held by such participant will be forfeited. If a participant's employment terminates under any other circumstances, Deferred Stock held by such participant will vest with respect to a number of shares determined by multiplying the total number of shares covered by the Deferred Stock award by a fraction, the numerator of which is equal to the number of days from the date of the award to the date of termination, and the denominator of which is 1,461; any remaining shares of Deferred Stock shall be forfeited. The Board of Directors may, in its discretion, waive or modify the vesting restrictions applicable to Deferred Stock following termination of employment.

CHANGE IN CONTROL

     Upon the occurrence of a Change in Control (as defined in the LTIP), outstanding awards of Restricted Stock or Deferred Stock will become fully vested, and outstanding Options will become immediately exercisable. An Option held by a participant upon his or her termination of employment following a Change in Control will remain exercisable for the balance of its term. Upon the exercise of an Option within one year after the occurrence of a Change in Control, a participant will be entitled to receive, in addition to the shares of Common Stock thereby purchased, a cash payment equal to the excess of (i) the aggregate Change in Control Price (as defined below) of the number of shares of Common Stock purchased upon such exercise over (ii) the fair market value on the date of exercise of the shares of Common Stock purchased upon such exercise. The "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related directly, or in any way indirectly, to a Change in Control, at any time during the six-month period immediately preceding the occurrence of the Change in Control.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter other those referred to above that may be presented for action at the Meeting. If any other matter should be presented, the persons named as proxies will vote on such matter in accordance with their best judgment.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals for presentation at the Company's 2000 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at the Company's executive offices, 1345 Avenue of the Americas, New York, New York 10105, not later than February 18, 2000 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy.

                                 MISCELLANEOUS

     The solicitation of proxies will be by mail and the cost will be borne by the Company. The Company will request banks, brokers and other nominees, custodians and fiduciaries to forward proxy material to beneficial owners and to seek authorization for the execution of proxies, and the Company will reimburse them for their expense in this connection.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1999 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE MADE AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST ADDRESSED TO STEPHEN R. LANG, SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, CARTER-WALLACE, INC., 1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          STEPHEN R. LANG
                                          Secretary

New York, New York
June 18, 1999

P R O X Y                    CARTER-WALLACE, INC.

                 ANNUAL MEETING OF STOCKHOLDERS, JULY 20, 1999
       HOTEL DUPONT, 11TH AND MARKET STREETS, WILMINGTON, DELAWARE 19801

          This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints HENRY H. HOYT, JR. and RALPH LEVINE, and either of them, as proxies with full power of substitution, to represent and to vote all shares of stock of Carter-Wallace, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on July 20, 1999, and all adjournments thereof, as designated on the reverse side of this Proxy.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         Shares represented by this Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR Proposals (1), (2) and (3).

                      (Continued and to be dated and signed on the reverse side)



                                       CARTER-WALLACE, INC.
                                       P.O. BOX 11068
                                       NEW YORK, NY 10203-0068



                                                                  --------------

     --------
     |      |
     --------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS (1), (2) AND (3).

(1) Election of Directors:   FOR all nominees
                             listed below

                             WITHHOLD AUTHORITY to vote       *EXCEPTIONS  -----
                             for all nominees listed below                 | X |
                                                                           -----

Nominees: D.M. Baldwin, R. L. Cruess, M.D., S.H. Garcia, H.H. Hoyt, Jr.,
S.C. Hoyt, R. Levine, H.M. Rinaldi, P.A. Veteri
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


*Exceptions
           ---------------------------------------------------------------------
(2) Proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for the current fiscal year.

    FOR            AGAINST           ABSTAIN

(3) Proposal to amend the Company's 1996 Long-Term Incentive Plan to increase the number of shares of Common Stock that may be delivered or purchased pursuant to awards made thereunder.

    FOR            AGAINST           ABSTAIN

                                                   Change of Address and
                                                   or Comments Mark Here


                                  (Please sign exactly as name appears. If stock is registered in two names, both should sign.)

                                  DATED:                                  , 1999
                                        ----------------------------------

                              |   SIGNED:
                              |          ---------------------------------------
                              |
                       --------   ----------------------------------------------


SIGN, DATE AND RETURN THE         VOTES MUST BE INDICATED
PROXY CARD PROMPTLY USING         (X) IN BLACK OR BLUE INK.       X
THE ENCLOSED ENVELOPE.